SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) is July 17, 2006
ENERGY WEST, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 17, 2006, Energy West, Incorporated (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) among the Company and its subsidiary, Energy West Propane, Inc., a Montana corporation (“EWP”), and SemStream, L.P., a Delaware limited partnership (“SemStream”). The Asset Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.
Pursuant to the Asset Purchase Agreement, the Company and EWP agreed to sell, and SemStream agreed to buy, (i) all of the assets and business operations of the Company that are associated with a regulated propane gas distribution system operated in the cities and outlying areas of Payson, Pine, and Strawberry, Arizona (the “Regulated Business”); and (ii) all of the assets and business operations of EWP that are associated with certain “non-regulated” propane assets which are used in conjunction with, and independent of, the Regulated Business, but which assets are not part of the Regulated Business (the “Non-Regulated Business,” and together with the Regulated Business, the “Business”).
SemStream is purchasing only the assets and business operations of the Company and EWP that solely pertain to the Business and that operate only within the state of Arizona, and which solely pertain to the Energy West Arizona Division of the Company and/or EWP (collectively, the “Arizona Assets”). Pursuant to the Asset Purchase Agreement, SemStream agreed to pay the Company and EWP the cash purchase price of $15 million for the Arizona Assets, subject to final working capital adjustments.
The Asset Purchase Agreement contains a number of customary representations, warranties, covenants, and closing conditions found in similar transactions. The sale is conditioned on approval by the Arizona Corporation Commission and the receipt of certain other approvals by third parties. The sale will close the first day of the month after the receipt of Arizona Corporation Commission approval. The Company cannot predict with certainty whether or when the closing conditions will be satisfied or whether or when this transaction will be consummated. The Company has certain indemnification obligations under the Asset Purchase Agreement, subject to specified limitations as to time and amount.
The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement as attached hereto.
The Company issued a press release announcing the sale of the Arizona Assets, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Item

10.1	Asset Purchase Agreement, dated as of July 17, 2006, by and between Energy West, Incorporated and Energy West Propane, Inc., each entity being a Montana corporation, and SemStream, L.P., a Delaware limited partnership.

99.1	Press Release dated July 17, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED

Dated: July 20, 2006	By: /s/ David A. Cerotzke
David A. Cerotzke
Chief Executive Officer